                            SHARE PURCHASE AGREEMENT
                            ------------------------

        This Agreement is made as of the 3rd day of September, 1999,

BETWEEN:

                  DAVID HOUSTON, Businessperson, of
                  1343 Duncan Drive, Delta, British Columbia,
                  V6L 1R3

                  ("Houston")

                                                           OF THE FIRST PART;

AND:

                  585735 B.C. LTD.,
                  a company incorporated under the laws of British Columbia and having its registered office at 600 - 815 Hornby Street, Vancouver, British Columbia, V6Z 2E6

                  ("585735")

                                                           OF THE SECOND PART;

AND:

                  ANDREW DOYLE, Investment Advisor, of
                  933 Bentall III, 595 Burrard Street, Vancouver,
                  British Columbia,

                  ("Doyle")

                                                           OF THE THIRD PART;

AND:

                  FEDORA INDUSTRIES INC.
                  a company incorporated under the laws of British Columbia and having its records and registered office at 1600 - 777 Dunsmuir Street
                  Vancouver, British Columbia
                  V7Y 1K4

                  ("Purchaser")

                                                           OF THE FOURTH PART;

WHEREAS:

A. As at the Closing Date, as hereinafter defined, Houston will be the registered and beneficial owner of 42 Class A common shares, 585735 will be the registered and beneficial owner of 40 Class A common shares, and Doyle will be the registered and beneficial owner of 18 Class A common shares in the capital of Sportslink Direct Marketing Ltd. (the "Company");

B. Houston, 585735 and Doyle are hereinafter collectively referred to as the "Vendors" and the 100 Class A common shares in the capital of the Company to be owned by the Vendors as aforesaid are hereinafter collectively referred to as the "Shares"; and

C. The Vendors have agreed to sell to the Purchaser, and the Purchaser has agreed to buy from the Vendors, the Shares upon the terms and conditions herein contained.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties hereby covenant, represent and agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE

1.1 The Vendors hereby agree to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Vendors, the Shares upon the terms and conditions herein contained.

1.2 The purchase price (the "Purchase Price") for the Shares will be the sum of $896,000, to be paid at Closing as follows:

        (a)       cash in the sum of $56,000;

        (b) $644,000 represented by the issuance of 2,300,000 fully paid and non-assessable common shares in the capital of the Purchaser at a deemed price of $0.28 per share;

        (c) $140,000 represented by the issuance of 500,000 share purchase warrants of the Purchaser at a deemed price of $0.28 per warrant, exercisable for no additional consideration at the Vendors' sole option for five years from the Closing
                  Date for 500,000 common shares in the capital of the Purchaser, to be issued as fully paid and non-assessable, such warrants to be exercisable in such numbers as the Vendors may elect from time to time;

        (d) $56,000 represented by the issuance to the Vendors or their nominees of stock options for the purchase of 400,000 shares of the Purchaser exercisable for a period of five years at a price of $0.28 per share, subject to the policy of the Exchange and applicable law.

The Purchase Price shall be paid and issued to the Vendors and their nominees in the proportions set forth in Schedule A.

1.3 The Vendors acknowledge that the shares of the Purchaser to be issued pursuant to paragraph 1.2 will be subject to certain trading restrictions under applicable law and the policy of the Vancouver Stock Exchange (the "Exchange"), which have been communicated to and are satisfactory to the Vendors.

                                  ARTICLE 2
                            INCOME TAX ELECTION

2.1 Houston and 585735 and the Purchaser covenant and agree to make elections pursuant to subsection 85(1) of the INCOME TAX ACT (Canada) with respect to the purchase and sale of the Shares and in this regard the parties covenant and agree to file Revenue Canada Taxation Forms T2057 in which the agreed amount is as specified by each of Houston and 585735.


                                  ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

3.1 Each of the Vendors (hereinafter in this article individually referred to as the "Vendor") hereby represent and warrant to the Purchaser as follows, with the intent that the Purchaser shall rely thereon in entering into this Agreement and concluding the purchase and sale of the Shares:

        (a) on the Closing Date, the Vendor will be the beneficial owner of, and will have the full right and authority to sell to the Purchaser, the number of Shares of which he/it will then be the registered and beneficial owner as set forth in recital A hereto, free of all liens, charges and encumbrances whatsoever;

(b) on the Closing Date, no person, firm or corporation other than the Purchaser shall have any agreement for the purchase of or any other dealing whatsoever with the Shares;

(c) the Vendor is a resident of Canada within the meaning of section 116 of the INCOME TAX ACT (Canada);

(d) the Company has been duly incorporated and is in good standing under the laws of the Province of British Columbia and is duly registered to carry on business in all jurisdictions in which it carries on business;

(e) the Company has an authorized capital of 30,000,000 common shares without par value divided into 10,000,000 Class A voting common shares, 10,000,000 Class B non-voting common shares and 10,000,000 Class C non-voting common shares, of which 100 shares Class A voting common shares and no more will be issued as fully paid and non-assessable on the Closing Date;

(f) no person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right:

     (i) to require the Company to issue any further or other shares in its capital, or to issue any other security, convertible or exchangeable into shares in its capital, or to convert or exchange any securities into or for shares in the capital of the Company; or

     (ii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company;

(g) no action will be taken whereby the capital of the Company will be in any way changed between the time hereof and the Closing Date and in particular no further shares of any class shall be created or issued;

(h) no dividends have been paid on any of the shares of the Company, nor will be declared, paid or authorized after the date hereof and up to the Closing Date, and no distribution of assets in any form or manner has been made since the date of incorporation of the Company nor will be made after the date hereof and up to the Closing Date;

(i) with the exception of an employment agreement between the Company and Houston under which Houston will receive the sum of $5,000 per month commencing August 1, 1999, no payments have been made, nor will be made prior to the Closing Date, to any shareholder, director or officer of the

     Company and the Company is not now, nor will it be at the Closing Date, a party to any written employment agreement with any employee;

(j) the Company is in the course of applying for trademark protection in Canada for the brand name "Airbomb". This application will be filed as soon as it has been completed but in any event will be filed by October 31, 1999. The Company currently anticipates filing for trademark protection in the United States for the same brand name. The Company is the owner of the website domain name "http.//www.airbomb.com", and maintenance fees for such domain name have been paid and are up to date;

(k) to the best of the Vendor's knowledge, information and belief, the audited financial statements of the Company as at March 31, 1999, attached hereto as Schedule B (the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated except as disclosed in any schedule thereto or as otherwise stated therein, and the Company Financial Statements present fairly the financial position of the Company as of the date indicated thereon and present fairly the results of operations of the Company for the periods then ended;

(l) with the exception of loans from Ubex Capital Inc. and Monaco Investment Corp. in the aggregate sum of $40,000 and a loan from Doyle in the principal amount of $25,000, and except to the extent reflected or reserved against in the Company Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of the Company, the Company has no outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles;

(m) as at the date of the Company Financial Statements and except to the extent reflected in or reserved against therein, the Company was not liable for any Canadian federal, provincial, municipal or local taxes, any United States federal, state or municipal taxes, assessments or other imposts in respect of its income, business or property and no such taxes, assessments, imposts or penalties were required to be reserved against. The Company is not, except in respect of the current taxation year, required to file or in default in filing any tax returns or reports, including, without limitation, any returns or reports covering any of the aforementioned taxes. The Vendors are not currently aware of any circumstances whereby current taxation year filings will result in any tax liabilities of the Company in excess of $10,000 in the aggregate;

(n)  since the date of the Company Financial Statements there has not been:

     (i) any change in the condition or operations or the business, assets or financial condition of the Company other than changes in the ordinary and normal course of business which are not, individually or in the aggregate, materially adverse; or

     (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets, properties or future prospects of the Company;

(o) except as disclosed elsewhere in this Article 3, since the date of the Company Financial Statements, the Company has not:

     (i) conducted its business other than in the usual and normal manner thereof;

     (ii) transferred, assigned, sold or otherwise disposed of any of the assets shown in the statements, or cancelled any debts or claims;

     (iii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business, and except as set out in Schedule C hereto.

     (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than current liabilities shown on the Company Financial Statements, and current liabilities incurred since the date thereof in the ordinary and normal course of business;

     (v) suffered an operating loss or any extraordinary loss, waived any rights of substantial value, surrendered any license, or entered into any material commitment or transaction not in the ordinary and usual course of business;

     (vi) amended or changed or taken any action to amend or change its memorandum or articles;

      (vii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

     (viii) authorized or agreed or otherwise have become committed to do any of the foregoing.

(p) with the exception of the security granted in connection with the loans referred to in subparagraph (l), the Company has good and marketable title to all its properties, rights and assets, including without limitation valid title to all intellectual property necessary or desirable to carry on its business, and including all assets reflected in the Company Financial Statements or acquired since the date thereof, free and clear of all mortgages, pledges, liens, title retention agreements, encumbrances or charges of any nature or kind whatsoever;

(q) as at the date hereof the accounts payable of the Company are as described in Schedule C hereto;

(r) except for the contracts, agreements or commitments disclosed in Schedule D hereto, and the employment agreement disclosed in paragraph 3.1(i) hereof, the Company is not party to or bound by any existing material oral or written contract or commitment and all contracts, commitments or agreements to which the Company is a party are in full force and effect, unamended, and no material default exists with respect thereto on the part of any of the parties thereto;

(s) the Company has not given or agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligation of any person, firm or company;

(t) the Company is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, judgment or decree which would be violated or breached by, or under which default would occur or which would give any person any right to terminate, cancel or accelerate, in whole or in part, as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

(u) the Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company which materially adversely affects or, so far as the Company or the Vendor may now foresee, in the future is reasonably likely to materially adversely affect, the business prospects, condition, affairs or operations of the Company or any of its properties or assets;

(v) neither the execution of this Agreement nor the performance by the Vendors of any of the terms hereof will result in the violation, contravention or breach of any statute, regulation, order, judgment, decree or law to which the Vendors or the Company is subject;

(w) there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the Vendor, threatened against, or relating to the Company or which might materially and adversely affect the properties, business, future prospects or financial condition of the Company, and there is not presently outstanding against the Company any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

(x) the execution, delivery and performance of this Agreement by the Vendors will, at the Closing Date, have been duly authorized by the Board of Directors of the Company and neither the execution and delivery of this Agreement nor compliance with nor fulfillment of the terms and provisions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the memorandum and articles of the Company or any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Vendors or the Company is a party or by which it is bound;

(y) all equipment owned or leased by the Company is now and will at Closing be in good repair;

(z) except as disclosed in Schedule E hereto, the Company has no insurance policies in force;

(aa) the Company has paid all assessments and is otherwise in good standing under all applicable workers' compensation legislation;

(ab) the Company is not a party to any collective agreement with any labour union or other association of employees nor has any union or association of employees been certified as a bargaining unit of the Company. Schedule F accurately lists the positions, dates of hire and the individual rates of salary, bonuses, commissions, reimbursements and other compensation and terms thereof of each director, officer, employee and agent of the Company. The Company Financial Statements accurately disclose all liabilities of the Company for accrued and unpaid salary, vacation pay and other benefits and remuneration due to all directors, officers, employees and agents, except those accruing in the ordinary course of their business since the date of such statements;

(ac) there are no pension plans, deferred profit sharing plans, deferred compensation plans, individual or group life or disability insurance policies or other similar plans or policies affecting the Company and all such plans and policies are fully funded or require no contributions or premiums by the Company in respect of any period prior to the Closing except as shown as a liability on the Company Financial Statements and all such plans and policies are terminable at any time by the Company at no further cost or expense;

(ad) all material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records and the minute book of the Company contains complete records of all meetings and proceedings of its shareholders and directors;

(ae) to the best of the Vendor's knowledge and belief none of the foregoing representations and statements of fact contained any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading.

3.2 No investigation made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Vendors herein.

3.3 The completion of the Closing shall constitute a representation and warranty by each of the Vendors that each of the representations and warranties of such party set forth in this Article 3 are true and correct at the time of Closing.

3.4 The representations and warranties contained in this Article 3 shall survive the Closing and notwithstanding the Closing, shall continue and remain in full force and effect for the benefit of the Purchaser for a period of two years from the Closing Date.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 The Purchaser represents and warrants as follows and hereby acknowledges and confirms that the Vendors are relying upon such representations and warranties in connection with the purchase of the Shares, namely:

     (a) the Purchaser has the full corporate power and authority to effect the purchase from the Vendors of the Shares absolutely in accordance with the terms hereof;

     (b) the Purchaser has been duly incorporated and is in good standing under the laws of the Province of British Columbia and is duly registered to carry on business in all jurisdictions in which it carries on business;

     (c) the Purchaser is a reporting company duly listed and in good standing on the Vancouver Stock Exchange;

     (d) the Purchaser has the corporate power to own the properties owned by it and to carry on the business carried on by it and is duly registered and qualified to carry on business in all jurisdictions in which it does so;

     (e) the authorized capital of the Purchaser consists of 99,994,375 common shares without par value of which 3,660,462 common shares are issued and outstanding;

     (f) all issued shares of the Purchaser have been duly and validly issued as fully paid and non-assessable shares;

     (g) the common shares of the Purchaser to be issued to the Vendors pursuant to subparagraph 1.2(b), the common shares of the Purchaser to be issued to the Vendors pursuant to the exercise of the share purchase warrants referred to in subparagraph 1.2(c) and, subject to the due payment of the exercise price therefor, the common shares of the Purchaser to be issued upon due exercise of the stock options referred to in subparagraph 1.2(d) will be issued as fully paid shares, and will be subject only to such restrictions as may be imposed by the Vancouver Stock Exchange and the laws of British Columbia having application;

     (h) except as disclosed in Schedule G, no person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right:

           (i) to require the Purchaser to issue any further or other shares in its capital or to issue any other security, convertible or exchangeable into shares in its capital, or to convert or exchange any securities into or for shares in the capital of the Purchaser; or

           (ii) to require the Purchaser to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Purchaser;

     (i) no action will be taken whereby the capital of the Purchaser will be in any way changed between the time hereof and the Closing Date and in particular no further shares of any class shall be created or issued other than pursuant to the exercise of convertible securities listed in Schedule G, or as agreed between the parties;

     (j) no dividends have been paid on any of the shares of the Purchaser, nor will be declared, paid or authorized after the date hereof and up to the Closing Date, and no distribution of assets in any form or manner has been made since the date of the Purchaser Financial Statements nor will be made after the date hereof and up to the Closing Date;

     (k) the shareholdings of the directors, officers and greater than 10% shareholders of the Purchaser are as set forth in Schedule H hereto;

     (l) to the best of the Purchaser's knowledge, information and belief, the unaudited financial statements of the Purchaser as at June 30, 1999, attached hereto as Schedule I (the "Purchaser Financial Statements") have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated except as disclosed in any schedule thereto or as otherwise stated therein, and the Purchaser Financial Statements present fairly the financial position of the Purchaser as of the date indicated thereon and present fairly the results of operations of the Purchaser for the periods then ended;

     (m) with the exception of loans from Ubex Capital Inc. and Monaco Investment Corp. in the aggregate sum of $50,000, and except to the extent reflected or reserved against in the Purchaser Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of the Purchaser, the Purchaser has no outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles;

     (n) as at the date of the Purchaser Financial Statements and except to the extent reflected in or reserved against therein, the Purchaser was not liable for any Canadian federal, provincial, municipal or local taxes, any United States federal, state or municipal taxes, assessments or other imposts in respect of its income, business or property and no such taxes, assessments, imposts or penalties were required to be reserved against. The Purchaser is not, except in respect of the current taxation year, required to file or in default in filing any tax returns or reports, including, without limitation, any returns or reports covering any of the aforementioned taxes. The Purchaser is not currently aware of any circumstance whereby current taxation year filings will result in any tax liabilities of the Purchaser in excess of $10,000 in the aggregate;

     (o) since the date of the Purchaser Financial Statements there has not been:

           (i) any change in the condition or operations of the business, assets or financial condition of the Purchaser other than changes in the ordinary and normal course of business which are not, individually or in the aggregate, materially adverse; or

           (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets, properties or future prospects of the Purchaser;

     (p) except as disclosed elsewhere in this Article 4, since the date of the Purchaser Financial Statements, the Purchaser has not:

           (i) conducted its business other than in the usual and normal manner thereof;

           (ii) transferred, assigned, sold or otherwise disposed of any of the assets shown in the statements, or cancelled any debts or claims;

           (iii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business, and except as set out in Schedule J hereto;

           (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than current liabilities shown on the Purchaser Financial Statements, and current liabilities incurred since the date thereof in the ordinary and normal course of business;

          (v) suffered an operating loss or any extraordinary loss, waived any rights of substantial value, surrendered any license, or entered into any material commitment or transaction not in the ordinary and usual course of business;

          (vi) amended or changed or taken any action to amend or change its memorandum or articles;

          (vii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

          (viii) authorized or agreed or otherwise have become committed to do any of the foregoing;

     (q) the Purchaser has good and marketable title to all its properties, interests in properties and assets, real and personal, as reflected in the Purchaser Financial Statements or acquired since the date thereof, free and clear of all mortgages, pledges, liens, title retention agreements, encumbrances or charges of any nature or kind whatsoever;

     (r) as at the date hereof the accounts payable of the Purchaser are as described in Schedule J hereto;

     (s) except for the contracts, agreements or commitments disclosed in Schedule K hereto, the Purchaser is not party to or bound by any existing material oral or written contract or commitment and all contracts, commitments or agreements to which the Purchaser is a party are in full force and effect, unamended, and no material default exists with respect thereto on the part of any of the parties thereto;

     (t) the Company has not given or agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligation of any person, firm or company;

     (u) the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, judgment or decree which would be violated or breached by, or under which default would occur or which would give any person any right to terminate, cancel or accelerate, in whole or in part, as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

     (v) the Purchaser has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Purchaser is a party or by which it is bound or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Purchaser which materially adversely affects or, so far as the Purchaser may now foresee, in the future is reasonably likely to materially adversely affect, the business prospects, condition, affairs or operations of the Purchaser or any of its properties or assets;

     (w) neither the execution of this Agreement nor the performance by the Purchaser of any of the terms hereof will result in the violation, contravention or breach of any statute, regulation, order, judgment, decree or law to which the Purchaser is subject;

     (x) there is not suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the Purchaser, threatened against, or relating to the Purchaser or which might materially and adversely affect the properties, business, future prospects or financial condition of the Purchaser, and there is not presently outstanding against the Purchaser any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (y) the execution, delivery and performance of this Agreement by the Purchaser will, at the Closing Date, have been duly authorized by its Board of Directors and neither the execution and delivery of this Agreement nor compliance with nor fulfillment of the terms and provisions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the memorandum and articles of the Purchaser or any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Purchaser is a party or by which it is bound;

     (z) all equipment owned or leased by the Purchaser is now and will at Closing be in good repair;

     (aa) the Purchaser has no insurance policies in force;

     (ab) the Purchaser has paid all assessments and is otherwise in good standing under all applicable workers' compensation legislation;

     (ac) the Purchaser is not a party to any collective agreement with any labour union or other association of employees nor has any union or association of employees been certified as a bargaining unit of the Purchaser. Schedule L accurately lists the positions, dates of hire and the individual rates of salary, bonuses, commissions, reimbursements and other compensation and terms thereof of each director, officer, employee and agent of the Purchaser. The Purchaser Financial Statements accurately disclose all liabilities of the Purchaser for accrued and unpaid salary, vacation pay and other benefits and remuneration due to all directors, officers, employees and agents, except those accruing in the ordinary course of their business since the date of such statements;

     (ad) there are no pension plans, deferred profit sharing plans, deferred compensation plans, individual or group life or disability insurance policies or other similar plans or policies affecting the Purchaser and all such plans and policies are fully funded or require no contributions or premiums by the Purchaser in respect of any period prior to the Closing except as shown as a liability on the Purchaser Financial Statements and all such plans and policies are terminable at any time by the Purchaser at no further cost or expense;

     (ae) all material transactions of the Purchaser have been promptly and properly recorded or filed in or with its respective books and records and the minute book of the Purchaser contains complete records of all meetings and proceedings of its shareholders and directors;

     (af) with the exception of Canaccord Capital Corp. which will receive a finder's fee of 120,000 special warrants of the Purchaser in connection with the sale and purchase of the Shares, the Purchaser has not retained, employed or introduced any broker or finder or any other person who would be entitled to a brokerage commission or finder's fee arising out of the transaction contemplated hereby other than as agreed between the parties;

     (ag) to the best of the Purchaser's knowledge and belief none of the foregoing representations and statements of fact contain any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading.

4.2 No investigation made by or on behalf of the Vendors at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Purchaser herein.

4.3 The completion of the Closing shall constitute a representation and warranty by the Purchaser that each of the representations and warranties of the Purchaser set forth in this Article 4 are true and correct at the time of Closing.

4.4 The representations and warranties contained in this Article 4 shall survive the Closing and, notwithstanding the Closing, shall continue and remain in full force and effect for the benefit of the Vendors for a period of two years from the Closing Date.

                                   ARTICLE 5
                                   CONDITIONS

5.1 The sale and purchase of the Shares herein provided for is subject to the following terms and conditions to be performed on or prior to the Closing
Date:

     (a) upon the request of the Purchaser, the Vendors shall make available to the representatives of the Purchaser all books, accounts, records and other financial and accounting data and all charter documents, minute books, and other corporate records, and all documents of title and related records and other data of the Company in their possession in order to enable such representative to make an examination of the same;

     (b) upon the request of either Vendor, the Purchaser shall make available to the representatives of such Vendor all books, accounts, records and other financial and accounting data and all charter documents, minute books and other corporate records, and all documents of title and related records and other data of the Purchaser in its possession in order to enable such representatives to make an examination of same;

     (c) no substantial damage resulting from fire or other hazard to the physical assets of the Company which materially and adversely affects the value of the Company shall have occurred prior to the Closing Date;

     (d)   each of the Vendors' warranties and representations set out in
           Article 3 shall be true as at and on the Closing Date;

     (e)   each of the Purchaser's warranties and representations set out in
           Article 4 shall be true as at and on the Closing Date;

     (f) all necessary corporate action and proceedings shall be taken to permit the due and valid transfer, at the Closing Date, of the Shares from the Vendors to the Purchaser;

     (g) all necessary corporate action and proceedings shall be taken to permit the due and valid payment and issuance to the Vendors, at the Closing Date, of the cash, shares, warrants and options of the Purchaser referred to in paragraph 1.2;

     (h) the Vendors shall be satisfied as to the status of the Purchaser's negotiations to obtain the financing referred to in paragraph 8.1, such satisfaction to be indicated in writing, signed by Houston on behalf of the Vendors;

     (i) prior to the Closing Date, the Purchaser shall have received all necessary regulatory approvals of this Agreement and the issuance of its securities hereunder;

     (j) prior to the Closing Date, the Purchaser shall have received any required approval of its shareholders to the transactions hereby contemplated.

5.2 Each of the foregoing conditions may be waived in writing by the party for whose benefit such condition was included.

                                   ARTICLE 6
                                    CLOSING

6.1 The sale and purchase of the Shares shall be closed at 10:00 a.m. at the offices of Forth & Company, solicitors for the Purchaser, on the date which is five (5) business days after the receipt by the Purchaser of the approval of the Exchange to the transaction herein, or such other date as may be agreed between the parties but in any event no later than February 29, 2000, the ("Closing Date").

6.2  At the Closing Date:

     (a) the Vendors shall present to the Secretary of the Company the duly endorsed share certificates for the Shares with a request to the Company that the Purchaser be entered on the books of the Company as the registered owner of the Shares, and the Secretary of the Company shall cause the certificates so surrendered to be cancelled and a new certificate representing the Shares to be issued in the name of and delivered to the Purchaser;

     (b) the Vendors shall deliver to the Purchaser the corporate seal of the Company and all corporate records and books of account of the Company;

     (c) the Purchaser shall deliver the resignation of Douglas Higgs as a director of the Purchaser and shall receive consents of Houston and Michael Edwards and shall cause to be passed a directors' resolution of the Purchaser necessary to appoint Houston and Michael Edwards to the Board of the Purchaser;

     (d) the Purchaser shall deliver to the Vendors certified cheques and share and warrant certificates representing the consideration set forth in subparagraphs 1.2(a), (b) and (c) in accordance with Schedule A;

     (e) the Purchaser and the Vendors and their nominees shall execute and deliver stock option agreements as contemplated by subparagraph 1.2(d).

                                   ARTICLE 7
                             REQUISITE APPROVALS

7.1 The parties hereto hereby acknowledge that the transactions contemplated by this Agreement must be approved by the Exchange before they can be effected. Notwithstanding any other provision of this Agreement, in the event that such approval has not been received by the Purchaser by 4:00 p.m. on February 15, 2000, this Agreement shall be rendered null and void AB INITIO.

                                   ARTICLE 8
                                 MISCELLANEOUS

8.1 The parties acknowledge that one of the purposes of the Vendors in entering into this agreement is to gain access to additional capital to be raised by the Purchaser for the express purpose of providing capital necessary for the maintenance and expansion of the operations of the Company and the Purchaser. In this regard, the Purchaser agrees to use its best efforts to raise at least $350,000 in equity or debt financing after the date of this agreement and prior to the expiry of 30 days after this agreement is approved by the Exchange.

8.2 The parties agree that all expenditures by the Company during the twelve month period immediately following the Closing Date will be made in accordance with a budget prepared by the Company's management and approved by the Board of Directors of the Purchaser as constituted pursuant to subparagraph 6.2(c).

8.3 The parties agree that all individual expenditures by the Company in excess of $7,500 during the period of twelve months immediately following the Closing Date will only be made with the prior approval of Houston and Dennis Higgs, or in either case his duly appointed alternate, provided however that such approval shall not be required for any expenditure provided for in the budget referred to in paragraph 8.2 or any expenditure necessary to purchase inventory required to fill previously received orders from customers.

8.4 The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

8.5 This Agreement may only be amended in writing duly executed by the parties hereto.

8.6 This Agreement shall constitute the entire agreement between the parties hereto with respect to the matters covered hereby and shall supersede all previous written, oral, or implied understandings between them with respect to such matters.

8.7 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.8 Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.9 This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

8.10 The use of the masculine gender herein includes the feminine and neuter wherever appropriate and the plural includes the singular.

8.11 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

8.12 Time shall be of the essence of this Agreement.

8.13 This Agreement shall be deemed to be made in the Province of British Columbia and shall be construed in accordance with and governed by the laws of such Province.

8.14 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at his address as set forth on the first page of this Agreement, and in each case delivered personally or mailed by registered mail. Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of the same, if mailed by registered mail.

8.15 This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respect heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF the parties hereto have caused these presents to be duly executed as of the day and year first above written.


The CORPORATE SEAL of FEDORA             )
INDUSTRIES INC. was hereunto             )
affixed in the presence of:              )
                                         )                  C/S
/s/  [ILLEGIBLE]                         )
---------------------------              )
                                         )
---------------------------              )
                                         )



SIGNED, SEALED AND DELIVERED             )
BY DAVID HOUSTON in the presence         )
of:                                      )
                                         )          /s/ David Houston
/s/  [ILLEGIBLE]                         )          ------------------
---------------------------              )          DAVID HOUSTON
                                         )
---------------------------              )
                                         )

THE CORPORATE SEAL of                    )
585735 B.C. Ltd. was hereunto affixed    )
in the presence of:                      )                 C/S
                                         )
/s/  [ILLEGIBLE]                         )
---------------------------              )
                                         )
---------------------------              )
                                         )

SIGNED, SEALED AND DELIVERED             )
BY ANDREW DOYLE in the presence          )
of:                                      )
                                         )          /s/ Andrew Doyle
/s/  [ILLEGIBLE]                         )          ------------------
---------------------------              )          ANDREW DOYLE
                                         )
---------------------------              )
                                         )

                                  SCHEDULE "A"


DAVID HOUSTON                  Cash $16,000.00
                               Fedora shares - 1,202,858

585735 B.C. LTD.               Cash $40,000.00
                               Fedora shares - 557,142
                               Fedora warrants - 500,000

ANDREW DOYLE                   Cash $0.0
                               Fedora shares - 540,000


                                    OPTIONS

ALEX LOW                           20,000

JOHN CONGO                         25,000

JOHN KNOWLDEN                      20,000

CATIE COLES                        20,000

JUSTIN MARK                        10,000

SANG YOON                          35,000

KEVIN JAMISON                      30,000

MIKE EDWARDS                       30,000

DON SHAW                           50,000

SHARON HUANG                       80,000

DAVID HOUSTON                      80,000

TOTAL                             400,000


                                                                   [LETTERHEAD]

                                 AUDITORS' REPORT

To the Directors
Sports Link Direct Marketing Ltd.

We have audited the balance sheet of Sports Link Direct Marketing Ltd. as at March 31, 1999 and 1998 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999 and 1998 and the results of its operations and cash flows for the period then ended in accordance with generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.

Vancouver, B.C.                                        /s/ Morgan & Company
July 6, 1999                                           Chartered Accountants

                        SPORTS LINK DIRECT MARKETING LTD.

                                 BALANCE SHEET

---------------------------------------------------------------------
                                                   MARCH 31
                                              1999            1998
---------------------------------------------------------------------
ASSETS

Current
   Cash                                       $  6,020        $    -
   GST recoverable                               9,910             -
   Inventory                                    82,246          16,748
                                              -------------------------
                                                98,176          16,748

Capital Assets (Note 2)                          8,705           8,509
                                              -------------------------
                                              $106,881        $ 25,257
=======================================================================

LIABILITIES

Current
   Bank indebtedness                          $    -          $  3,232
   Accounts payable and accrued liabilities     97,903          45,115
   Shareholders' advances                       49,153          15,628
                                              -------------------------
                                               147,056          63,975
                                              -------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital (Note 3)                             100             100

Deficit                                        (40,275)        (38,818)
                                              -------------------------
                                               (40,175)        (38,718)
                                              -------------------------
                                              $106,881        $ 25,257
=======================================================================


Approved by the Directors:

  /s/ [ILLEGIBLE]
----------------------------

                        SPORTS LINK DIRECT MARKETING LTD.

                       STATEMENT OF OPERATIONS AND DEFICIT

-------------------------------------------------------------------------------
                                                                  TEN MONTHS
                                                  YEAR ENDED         ENDED
                                                           MARCH 31
                                                      1999            1998
-------------------------------------------------------------------------------
Sales                                                $519,970        $112,979
                                                      -------------------------
Cost Of Sales
   Opening inventory                                   16,748            -
   Purchases                                          498,390         127,419
   Less ending inventory                              (82,246)        (16,748)
                                                      -------------------------
   Cost of sales                                      432,892         110,671
                                                      -------------------------

Gross Profit                                           87,078           2,308
                                                      -------------------------

Expenses
   Accounting and legal                                 2,962           4,315
   Advertising and promotion                            4,871           3,493
   Amortization                                         4,132           1,667
   Automotive                                           2,983           1,800
   Bank charges, Interest and foreign exchange          5,803           1,107
   Consulting                                          19,350           6,075
   Management fees                                      6,750           1,000
   Office and sundry                                    4,269          11,673
   Rent                                                 6,964           1,850
   Telephone and Internet                              16,679           8,146
   Travel                                                 638            -
   Wages                                               13,133            -
                                                      -------------------------
                                                       88,534          41,126
                                                      -------------------------

Loss For The Year                                      (1,456)        (38,818)

Deficit, Beginning Of The Year                        (38,818)           -
                                                      -------------------------

Deficit, End Of The Year                             $(40,274)       $(38,818)
===============================================================================

                        SPORTS LINK DIRECT MARKETING LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

1.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Amortization of Capital Assets

          Capital assets are stated at cost, amortization is provided using the declining balance method at the following rates:


               Computer equipment                 30%
               Computer software                 100%
               Furniture and equipment            20%

     b)   Inventory

          Inventory is stated at the lower of cost and net realizable value.

     c)   Foreign Currency Translation

          Transactions in foreign currencies are translated at the exchange rates in effect on the transaction dates. Monetary assets and liabilities resulting from such transactions are adjusted to reflect the exchange rates in effect at the balance sheet date and the resulting gain or loss is recognized in the statement of earnings.

2.   CAPITAL ASSETS

     Capital assets and related accumulated amortization consist of the following:


                                               1999                  1998
                               ---------------------------------- ----------
                                           Accumulated  Net Book   Net Book
                                  Cost    Amortization    Value      Value
                               ---------------------------------- ----------
     Computer equipment         $  8,610    $  2,478    $  6,132   $  4,508
     Computer software             2,965       2,552         412      1,302
     Furniture and
     equipment                     2,928         768       2,160      2,699
                               ---------------------------------- ----------
                                $ 14,503    $  5,798    $  8,705   $  8,509
                               ================================== ==========

                       SPORTS LINK DIRECT MARKETING LTD.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

3.   SHARE CAPITAL

          Authorized

               10,000,000 Class A voting shares - no par value
               10,000,000 Class B non-voting shares - no par value 10,000,000 Class C non-voting shares - no par value

          Issued


                                                          1999    1998
                                                        -----------------
               100 Class A voting shares                 $  100  $  100
                                                        =================

4.   FINANCIAL INSTRUMENTS

     The carrying amounts for cash, GST recoverable, accounts payable and accrued liabilities, and shareholders' advances approximate their respective fair values due to their short term maturity or capacity of prompt liquidation.

5.   INCOME TAXES

     The Company has tax losses of $34,475 which expire in the year 2005. The potential tax reduction arising from the application of these losses against future taxable income has not been recorded in the financial statements.

6.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

7.   COMPARATIVE FIGURES

     The Company was Incorporated and commenced operations on June 19, 1997. The comparative figures are for the period of operations from June 19, 1997 to March 31, 1998

                                  SCHEDULE "C"


             PAYEE                                        BALANCE ($CDN)
Georgia Straight (advertising)                                          700.10
Pt. Roberts Freight                                                     841.88
Shpak & Co. (chartered accountants)                                     236.47
Telecomm Leasing (phone system)                                         229.95
Baglot & Associates (consultant)                                      1,508.70
Ikon (office equipment)                                                 986.10
Asama Enterprises Corp. (product)                                    41,950.43
Dick Hope & Associates (MYOB)                                           687.00
Norco Products Ltd. (product)                                         4,017.61
Salaries unpaid (Shaw)                                               10,000.00
Shareholders advances                                                49,153.00
Insurance (building)                                                     41.67
Race Face (product)                                                  15,526.30
Imperial (product)                                                      223.05
Designs (advertising)                                                   142.50
B.C. Tel                                                                663.75
Scott Security (monitoring)                                              28.95
Letter Carrier (shipping and rent)                                    6,749.67
Clearlines (phone install)                                              376.20
Future Shop (computer hardware)                                       2,000.00
Cannect (phone service)                                               1,793.57

TOTAL PAYABLES                                                      137,856.90

                                  SCHEDULE "D"

CONTRACTS

1) Century Holdings - Lease of building see attached five pages, complete lease on file at Sportslink Direct Marketing Ltd. office.

                                                      [Century Group Letterhead]


August 6, 1999



SPORTSLINK DIRECT MARKETING LTD.
#36-1835 56th Street
Delta, B.C.
V4L 2M1

Attention:  Don Shaw and David Houston

Dear Don and David;

RE:  LEASE AGREEMENT-#36-1835 56th Street, Delta B.C.
-----------------------------------------------------

Please find enclosed the executed copy of the above mentioned Lease Agreement for your records.

Should you have any questions, please do not hesitate to contact the undersigned.


Yours truly,

CENTURY HOLDINGS LTD.

/s/ Tina Thygesen
TINA THYGESEN
Property Manager

TCT/jw
encls.

                                    APPENDIX 1

                                     KEY DATA


The following is key data which is part of and may be referred to in this lease:


                                                                                         LEASE
                                                                                         CLAUSE
                                                                                         ------
======================================================================================================
     PROJECT:      CENTURY SQUARE                                                        Schedule 4
------------------------------------------------------------------------------------------------------
     STORE NO.     #28-1835-56TH STREET, DELTA, B.C. V4L 2L9
------------------------------------------------------------------------------------------------------
     STORE AREA:   (Approximate Square Footage)                                          3.10

                   1,237 SQ.FT.
------------------------------------------------------------------------------------------------------
     TRADE NAME:   SPORTSLINK DIRECT MARKETING LIMITED                                   2.2.3
------------------------------------------------------------------------------------------------------
     USE:      OFFICE FOR THE PURPOSE OF INTERNET SALES, AND SUCH OTHER                  2.2.2
     PURPOSES AS THE LANDLORD MAY APPROVE IN WRITING
    --------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
     TERM: Years ONE (1)    Months    Days                                               Schedule 1
---------------------------------------------------------------------------------------- Definition
     TERM START DATE:       SEPTEMBER 1, 1999                                            of "Term"
---------------------------------------------------------------------------------------- "Commence-
     TERM EXPIRY DATE:      AUGUST 31, 2000                                              ment
                                                                                         Date"
------------------------------------------------------------------------------------------------------
     RENEWAL OPTION:    THREE (3) YEARS                                                  Schedule 6
------------------------------------------------------------------------------------------------------
     BASIC RENT:                                                                         3.1

     Lease Years

     1 through 1                         : $ 12.00
    -----------------------------------------------------------------------------------
       Through                           : $
    -----------------------------------------------------------------------------------
       Through                           : $
    -----------------------------------------------------------------------------------
       Through                           : $
    -----------------------------------------------------------------------------------
       Through                           : $
    -----------------------------------------------------------------------------------
          per square foot per annum of the GROSS LEASEABLE AREA of the STORE.
------------------------------------------------------------------------------------------------------
     PERCENTAGE RENT: 0.00% of Gross Revenue, less Allowable Gross Minimum               3.2
------------------------------------------------------------------------------------------------------
11A  ALLOWABLE GROSS MINIMUM: $0.00                                                      3.2
------------------------------------------------------------------------------------------------------
     PREPAID RENT:  FIRST MONTHS RENT PAID IN ADVANCE                                    3.13
------------------------------------------------------------------------------------------------------
     SECURITY DEPOSIT:  LAST MONTHS RENT PAID IN ADVANCE                                 3.13
------------------------------------------------------------------------------------------------------
     CUSTOMER SERVICE CONTRIBUTION:  $  0.00      Per square foot of the                 4.3
     Gross Leaseable Area of the Store.
------------------------------------------------------------------------------------------------------
                                                                                         3.6



------------------------------------------------------------------------------------------------------
     FIXTURING PERIOD:  See 2.1. Schedule 1 - Definition and Schedule 3
     N/A
------------------------------------------------------------------------------------------------------
     PLAN REVIEW CHARGE:   0.00                                                          Schedule 3
                                                                                         2.4
------------------------------------------------------------------------------------------------------
     TENANT NAME:     SPORTSLINK DIRECT MARKETING LIMITED                                Preamble
------------------------------------------------------------------------------------------------------
     TENANT ADDRESS:    #28-1835-56th Street, Delta, B.C.                                Preamble
    -----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
     1ST INDEMNIFIER'S NAME:     DAVID HOUSTON                                           Preamble
------------------------------------------------------------------------------------------------------
     1ST INDEMNIFIER'S ADDRESS:  1343 Duncan Drive, Delta, B.C.                          Preamble
    -----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
     2ND INDEMNIFIER'S NAME:     N/A                                                     Preamble
------------------------------------------------------------------------------------------------------
     2ND INDEMNIFIER'S ADDRESS:  N/A                                                     Preamble
    -----------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
     LANDLORD ADDRESS:  Century Holdings Ltd., 1631-56 Street, Delta, B.C. V4L 2B3
------------------------------------------------------------------------------------------------------
     MANAGER:  Century Holdings Ltd.
======================================================================================================


[ILLEGIBLE] LEASING CONTRACT made the 27th day of July , 1999 between


        CENTURY HOLDINGS LTD., a Company
        incorporated pursuant to the Laws
        of the Province of British Columbia
        and having a Registered and Records
        Office at 1631 - 56 Street, Delta,
        B.C. V6L 2B3

                                                                    as Landlord

                     -and-

        SPORTSLINK DIRECT MARKETING LIMITED, a Company incorporated pursuant to the Laws of the Province of British Columbia And having a Registered and Records office at #28-1835-56th Street, Delta, B.C.

                                                                      as Tenant

                     -and-

        DAVID HOUSTON, businessman of
        1343 Duncan Drive, Delta, B.C.

                                                             as 1st Indemnifier


     In consideration of the rents to be paid and the covenants contained in this leasing contract, Landlord leases the Store to Tenant and Tenant leases the Store from Landlord, to have and to hold the Store during the Term, at the rent, subject to the conditions and limitations and in accordance with the convenants contained in this leasing contract.

       (g) the release of discharge of Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding or otherwise, however, and this Indemnity shall constitute with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease from not been disaffirmed or disclaimed or as if such release or discharge had not occurred; and in furtherance hereof, Indemnifier agrees, upon any such disaffirmance or disclaimer, release or discharge that Indemnifier shall, at the option of Landlord, become Tenant of Landlord upon the same terms and conditions as are contained in the Lease; applied mutatis mutandis; or

       (h) any repossession of the Leased Premises by Landlord.

WAIVER OF NOTICE

13.4 Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of Tenant of the terms, covenants and conditions in the Lease.

NOTICE

13.5 Any notice to indemnifier under or with respect to this Lease shall be given in writing and shall be sufficiently given if delivered or if sent by telecopy or similar form of immediate transmission either delivered to indemnifier personally (or to a partner or officer of indemnifier if indemnifier is a firm or corporation) at the address specified in the Term Sheet or left at the Leased Premises (whether or not Tenant has departed from, vacated or abandoned the same). Indemnifier may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent in lieu of the address specified in item 10 of the Term Sheet. If two or more Persons are named as Indemnifier, such notice given hereunder or under the Lease shall be sufficiently given if delivered or emailed in the foregoing manner to any one of such persons.

DEFAULT

13.6 Should an Event of Default occur under the Lease or should a default occur under this Indemnity, Indemnifier waives any right to require
       Landlord:

       (a) to proceed against Tenant or pursue any rights or remedies against Tenant with respect to the Lease;

       (b) to proceed against or exhaust any security given by Tenant and held by Landlord; or

       (c)  to pursue any other remedy whatsoever in Landlord's power.

NO ESTOPPEL

13.7 No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought by reason of any further default hereunder or by reason of any further Event of Default under the Lease.

ASSIGNMENT BY LANDLORD

13.8 Any assignment by Landlord of any of its interests in the Lease, the Project or any interest therein operates automatically as an assignment of the benefit of this Indemnity to the same extent and to the same assignee.

       IN WITNESS WHEREOF the parties hereto have executed this lease.

EXECUTION BY THE LANDLORD, CENTURY HOLDINGS LTD.   )
was hereto made in the presence of its             )
duly authorized signatories                        )
                                                   )
                                                   )
        /s/ [illegible]                            )
-------------------------------------------------- )
Authorized Signatory                               )
                                                   )
-------------------------------------------------- )
Authorized Signatory

                                 SCHEDULE "E"




Insurance - See next four pages

                                 [LETTERHEAD]

28JUL1998                                                     440720.1

Sportslink Direct Ltd.
#36 - 1835 56 Street
Delta         BC V4L 1A1



POLICY NO.:          7866962
COMPANY:             Federation Insurance Company
INSURANCE:           COMMERCIAL LIABILITY
EFFECTIVE DATE:      17MAY1998         EXPIRY DATE:    17MAY2000


Dear David:

In accordance with your instructions, we are now pleased to enclose the attached endorsement amending your coverage.

If you require any further changes, or should you have any questions, please do not hesitate to contact the office.

Thank you for the opportunity to be of continued service.

The enclosed endorsement reflects the change to your business location as well as increasing your limit of liability to $2,000,000. No additional premium has been charged to you for this endorsement.

Yours truly,

/s/ [ILLEGIBLE]

We are your Commercial Service Team,

 Mandy Toner                   Carolyn Nichols
 Broker                      Manager

We look forward to hearing from you.

                               CHANGE ENDORSEMENT

================================================================================

Westland Insurance Group Ltd.             Federation Insurance Company of Canada
#2026, 7445 - 132nd Street
Surrey, B.C. V3W 1J8


================================================================================

Sportslink Direct Ltd.                    7866962               Commercial
#36 - 1835 - 56th Street
Delta, B.C.                              =======================================
V4L 1A1

                                          17 May, 1999          17 May, 2000

--------------------------------------------------------------------------------

EFFECTIVE DATE OF CHANGE: 26 JULY, 1999

It is hereby understood and agreed that the location and mailing address is amended to read as shown above and not as previously stated. All underwriting information remains unchanged.

It is further understood and agreed that the limit of liability is increased by $1,000,000 to now read as $2,000,000.

Additional Insured: It is hereby understood and agreed that Century Holdings Ltd. (Landlord) is an Additional Insured but only insofar as their legal liability arise vicariously out of the negligent operations of the Named Insured.

No change in premium has resulted from this endorsement.



All other terms and conditions remain the same

                                             /s/  [ILLEGIBLE]
 Date: 26 July, 1999                         Authorized Representative:

================================================================================

[LETTERHEAD]


===================================================================================================
     Sportslink Direct Ltd.              FROM:                   BRANCH:
     #36 1835 - 56th Street                   17 May, 1999               SURREY
     Delta, B.C. V4L 1A1                 TO:                TRANSACTION:
                                              17 May, 2000               1 -NEW POLICY

                                         (12:01 AM LOCAL TIME AT THE INSURED ADDRESS SHOWN.)
===================================================================================================
LOCATION OF INSURED PREMISES             OCCUPANCY/OPERATIONS BY INSURED: SALES OF SPORTING
                                         EQUIPMENT VIA INTERNET

     As Shown Above
                                            CONSTRUCTION:  9 - Not Applicable
                                         FIRE PROTECTION:  9 - Non Sprinklered/Not Applicable
                                                   CRIME:  99 - Not Applicable
===================================================================================================
PROPERTY OF EVERY DESCRIPTION                                                      Not Included

Earthquake Coverage-Subject to a 10% Deductible                                    Not Included
Flood Coverage-Subject to a $10,000 Deductible                                     Not Included
Sewer Backup Coverage-Subject to a $2,500 Deductible                               Not Included
 Additional Endorsements:




 Comprehensive Boiler & Machinery Coverage                                         Not Included
     Deletion of Boiler & Machinery - Form 112
===================================================================================================
Business Income                                                                    Not Included



===================================================================================================
COMPREHENSIVE GENERAL LIABILITY                                                      $1,000,000
Tenants Legal Liability                                                                $250,000
Liability Restricted to Premises
===================================================================================================
NON OWNED AUTOMOBILE                                                                   Included
===================================================================================================
UMBRELLA LIABILITY                                                                 Not Included
===================================================================================================
CRIME                                                                              Not Included
Additional Endorsements


                                                                                        $500.00
===================================================================--------------------------------

           THIS DOCUMENT CONTAINS A CLAUSE(S) THAT MAY LIMIT THE AMOUNT PAYABLE.
             THIS POLICY IS SUBJECT TO THE MISINTERPRETATION OF DATE EXLUSION.

                                         /s/ [ILLEGIBLE]
                                         -----------------------------
                                         Authorized Representative.

================================================================================

COMMERCIAL GENERAL LIABILITY

LIMITS OF LIABILITY:


       Each Occurrence Limit:                                 $1,000,000
       Aggregate Limit:                                       $1,000,000
       Personal Injury & Advertising Limit:                   $1,000,000
       Tenants Legal Liability Limit:                         $250,000 (any one premises)
       Medical Expense Limits:                                $10,000 (any one person)

       Property Damage Deductible:         $500
       Tenants Legal Liability Deductible: $500

Endorsements:

       Products & Completed Operations Excluded
       Liability Restricted to Premises Only
       Professional Liability Excluded

       Limit for Non Owned Automobile Liability: $1,000,000


PREMIUM ADJUSTMENT:

Deposit Premium:


                                   SCHEDULE "F"

SALARIES AND DATES OF HIRE


NAME               SALARY                 DATE OF HIRE         POSITION
----------------------------------------------------------------------------------------
John Congo        $10/hr                  August 1, 1997       Sales

John Knowlden     $26,000                 August 14, 1999      Sales

Alex Low          $36,000                 August 14, 1999      Sales

Don Shaw          $47,000                 June 1, 1999         Vice President, Operations

David Houston     $60,000                 August 1, 1999       President

Sang Yoon         $100 month credit       August 1, 1997       Webmaster

Sue Baglot        $15/hr                  May 1, 1998          Bookkeeping

Kevin Jamison     $43,000                 September 1, 1999    Sales

Catie Coles       $12,000                 September 1, 1999    Administration

Justin Mark       $10/hr                  May 1, 1999          Assembler


CONTRACTORS
------------
Mike Edwards      $1,000/month            September 1, 1999    Consultant

Sharon Huang      $1,000/month            September 1, 1999    Consultant


                     FEDORA INDUSTRIES INC. - OUTSTANDING WARRANTS

                                     SCHEDULE "G"


1,755,000 Warrants outstanding at a price of $0.18 to March 25, 2000;
700,000 Warrants outstanding at a price of $0.15 to October 30, 1999 or $0.17 to October 30, 2000



-------------------------------------------------------------------------------------------------
Name                         Number of    Exercise     Date            Amount         Balance
                             Warrants     Price        Exercised       Exercised      Remaining
-------------------------------------------------------------------------------------------------
Ubex Capital                 550,000      $0.18        May 6, 1999     10,000         540,000
-------------------------------------------------------------------------------------------------
Darcy Higgs                  365,000      $0.18        May 6, 1999     10,000         355,000
-------------------------------------------------------------------------------------------------
Alfonso Gonzalez             2,500        $0.18                                       2,500
-------------------------------------------------------------------------------------------------
Ed Chipp                     80,000       $0.18                                       80,000
-------------------------------------------------------------------------------------------------
Haywood Securities           40,000       $0.18                                       40,000
Diane Forward RRSP
#60-12090
-------------------------------------------------------------------------------------------------
Carleen Higgs                125,000      $0.18                                       125,000
-------------------------------------------------------------------------------------------------
Douglas Higgs                152,500      $0.18                                       152,500
-------------------------------------------------------------------------------------------------
Warren Kindellan             200,000      $0.18                                       200,000
-------------------------------------------------------------------------------------------------
Goepel McDermid              60,000       $0.18                                       60,000
-------------------------------------------------------------------------------------------------
Erica Hughes                 25,000       $0.18                                       25,000
-------------------------------------------------------------------------------------------------
Canaccord Capital            75,000       $0.18                                       75,000
Corporation I/T/F Erica
Hughes RRSP #235-
522S-8
-------------------------------------------------------------------------------------------------
Charles Schwab & Co.         100,000      $0.18                                       100,000
Inc. F/B/O Steve
Ristorcelli A/C #7503-
0936
-------------------------------------------------------------------------------------------------
Chesa Management Co.         700,000      $0.17                                       700,000
Ltd.
-------------------------------------------------------------------------------------------------


                                FEDORA INDUSTRIES INC.

                          LIST OF OUTSTANDING STOCK OPTIONS



--------------------------------------------------------------------------------------------
   Name              Position     No. of Shares Granted    Exercise Price      Expiry Date
--------------------------------------------------------------------------------------------
Dennis Higgs         Director           34,000                 $0.16          October 2/03
                                        66,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
John McCutcheon      Director           33,000                  0.16          October 2/03
                                         7,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
Douglas Higgs        Director           20,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
Cecil Spearman       Director           10,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
Aileen Fehr                             66,000                  0.29          April 8/04
                                        34,000                  0.16          October 2/03
--------------------------------------------------------------------------------------------
Sean Hurd                               14,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
Bradford Fowler                         10,000                  0.29          April 8/04
--------------------------------------------------------------------------------------------
TOTAL OPTIONS                          294,000
OUTSTANDING
--------------------------------------------------------------------------------------------


                             FEDORA INDUSTRIES INC.
                                  SCHEDULE "H"

The following table sets forth information as of September 2, 1999 with respect to the beneficial ownership of the Common Stock by each person known by the Company to own beneficially 10% or more of the common stock and all directors and officers:


--------------------------------------------------------------------------------
                                                     AMOUNT OF
                                                     BENEFICIAL     PERCENT OF
TITLE OF CLASS    NAME OF BENEFICIAL OWNER           OWNERSHIP      CLASS
--------------    ------------------------           ----------     ----------

Common Stock      Darcy Higgs                        378,200          10.32%
Common Stock      Chesa Management Co. Ltd.          700,000          19.09%
Common Stock      Ubex Capital Inc.                  562,100          15.33%
Common Stock      Douglas Higgs (Director)           152,500           4.16%
Common Stock      Dennis Higgs (Director)             39,865           1.09%
Common Stock      Cecil Spearman (Director)          Nil
Common Stock      John McCutcheon (Director)         Nil
Common Stock      Kathryn Player (Corp. Secretary)   Nil
--------------------------------------------------------------------------------


                                    FORM 61

                                QUARTERLY REPORT


Incorporated as part of:  X   Schedule A
                        -----
                          X   Schedule B and C
                        -----
                        (place x in appropriate category)

ISSUER DETAILS:

NAME OF ISSUER Fedora Industries Inc. (Formerly Specialty Medical Products Inc.)
               -----------------------------------------------------------------

ISSUER ADDRESS Suite 505 - 1155 Robson Street, Vancouver, B.C., V6E 1B5
               -----------------------------------------------------------------

ISSUER TELEPHONE NUMBER (604) 689-1659
                        --------------------------------------------------------

CONTACT PERSON Dennis L. Higgs
               -----------------------------------------------------------------

CONTACT'S POSITION     Director
                   -------------------------------------------------------------

CONTACT   TELEPHONE NUMBER (604) 689-1659
                           -----------------------------------------------------

FOR QUARTER ENDED   June 30, 1999
                  --------------------------------------------------------------

DATE OF REPORT      August 10, 1999
               -----------------------------------------------------------------


                                  CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT. PLEASE NOTE THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

DENNIS HIGGS             "DENNIS HIGGS"                99/08/10
--------------------------------------------------------------------------------
NAME OF DIRECTOR         SIGN (TYPED)             DATE SIGNED
                                                  (YY/MM/DD)



JOHN MCCUTCHEON          "JOHN MCCUTCHEON"             99/08/10
--------------------------------------------------------------------------------
NAME OF DIRECTOR         SIGN (TYPED)             DATE SIGNED
                                                  (YY/MM/DD)

                             FEDORA INDUSTRIES INC.
                   (FORMERLY SPECIALTY MEDICAL PRODUCTS, INC.


                                QUARTERLY REPORT

                                 JUNE 30, 1999


SCHEDULE A:    FINANCIAL INFORMATION

     See attached financial statements

SCHEDULE B:    SUPPLEMENTARY INFORMATION

     1.   See attached financial statements
     2.a) Securities issued during the period:


     Date      Type of    Type of   Number    Issue     Total         Type of     Commission
    Issued     Security    Issue   of Shares  Price   Proceeds     Consideration     Paid
------------------------------------------------------------------------------------------
April 8/99     Common    Exercise  1,575,000  (Cash already
                share    special              received on issue
                         warrants             of special warrants)

May 7/99       Common    Exercise     10,000  $0.18    $1,800         Cash           None
                share    warrants

May 7/99       Common    Exercise     10,000  $0.18    $1,800         Cash           None
                share    warrants


       b) Options granted during the period:


            Date          Number                       Exercise
           Granted       of Shares    Optionee          Price      Expiry Date
           --------------------------------------------------------------------

          April 8/99     66,000     Dennis Higgs        $0.29     April 8, 2004
          April 8/99      7,000     John McCutcheon     $0.29     April 8, 2004
          April 8/99     20,000     Douglas Higgs       $0.29     April 8, 2004
          April 8/99     10,000     Bradford Fowler     $0.29     April 8, 2004
          April 8/99     10,000     Cecil Spearman      $0.29     April 8, 2004
          April 8/99     66,000     Aileen Fehr         $0.29     April 8, 2004
          April 8/99     14,000     Sean Hurd           $0.29     April 8, 2004


     3.a) Authorized Capital--100,000,000 common shares without par value

                   Issued Capital--2,966,087 common shares for total
                                     consideration of $5,387,220

                                   700,000 special warrants for total
                                     consideration of $105,000

          b)   Option and warrants outstanding

     See note 5(c) and note 6 to the attached financial statements

          c)   5,625 shares held in escrow

                    No shares subject to pooling agreements

          d)   List of Directors:

                    Dennis Higgs
                    Cecil Spearman
                    Douglas Higgs
                    John McCutcheon

                                 Schedule "C"
                             Management Discussion

The Company is continuing to evaluate potential financing proposals as well as possible other opportunities.

Due to current market conditions, there are no funds being expended on investor relations at this present time.

Uncertainty Due to the Year 2000 issue has been addressed in the accompanying notes to the financial statements. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.

The Company believes that it is taking all necessary precautions that it can to avoid any potential problems that may occur as a result of the Year 2000 issue. Because the Company does not generally rely on date-sensitive software applications for its business operation, endogenous Y2K risks are minimal. Notably the Company's in-house software has been upgraded to Y2K compliant status. Finally, with few critical counter-party business relationships, the company is confident it has very limited exposure to exogenous Y2K risks.

On behalf of the Board


Dennis L. Higgs
President

                        FEDORA INDUSTRIES INC.
                     (A DEVELOPMENT STAGE COMPANY)


                   CONSOLIDATED FINANCIAL STATEMENTS


                             JUNE 30, 1999
                      (STATED IN CANADIAN DOLLARS)
                   (Unaudited--see Notice to Reader)

                          NOTICE TO READER



We have compiled the consolidated balance sheet of Fedora Industries Inc. (a development stage company) as at June 30, 1999 and the consolidated statements of operations and deficit, stockholders' equity and cash flow for the six month period then ended from information provided by management. We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information. Readers are cautioned that these statements may not be appropriate for their purposes.



Vancouver, B.C.                                       "Morgan & Company"

August 9,1999                                         Chartered Accountants

                       FEDORA INDUSTRIES INC.
                    (A DEVELOPMENT STAGE COMPANY)


                    CONSOLIDATED BALANCE SHEETS
                    (STATED IN CANADIAN DOLLARS)
                 (UNAUDITED - SEE NOTICE TO READER)


                                                       JUNE 30
                                                 1999           1998
                                              -----------   -----------
ASSETS

CURRENT
   Cash                                       $    50,163   $    51,026
   Accounts receivable                              1,742         1,942
   Prepaid expenses                                 2,675         5,584
                                              -----------   -----------
                                                   54,580        58,552

FIXED ASSETS (Note 2)                                 518           918

OTHER ASSETS (Note 3)                                   1       227,617
                                              -----------   -----------
                                              $    55,099   $   287,087
                                              ===========   ===========

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities
   -related parties                           $    16,906   $    74,958
   -others                                         24,200        23,854
   Loans payable (Note 4)                          50,000        20,000
                                              -----------   -----------
                                                   91,106       118,812
                                              -----------   -----------

SHAREHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL (Note 5)                          5,387,220     5,130,437

SPECIAL WARRANTS (Note 6)                         105,000       248,063

DEFICIT                                        (5,528,227)   (5,210,225)
                                              -----------   -----------
                                                  (36,007)      168,275
                                              -----------   -----------
                                              $    55,099   $   287,087
                                              ===========   ===========


                       FEDORA INDUSTRIES INC.
                    (A DEVELOPMENT STAGE COMPANY)


           CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                     (STATED IN CANADIAN DOLLARS)
                  (UNAUDITED - SEE NOTICE TO READER)


                                                                              INCEPTION
                                                                              JANUARY 22,
                                                      SIX MONTHS ENDED          1987 TO
                                                           JUNE 30              June 30,
                                                     1999          1998          1999
                                                  ----------    ----------    ----------
REVENUE
   Interest income                                $       78    $    1,553    $   61,455
                                                  ----------    ----------    ----------
EXPENSES
   Administrative services                            -              -            11,088
   Audit and accounting                                5,117         3,500       145,055
   Bank charges, interest and exchange                -              1,765       220,970
   Consulting services                                -              -           177,905
   Corporate finance services                         -              -            27,000
   Depreciation and amortization                         200        48,200       494,789
   Legal                                              10,447        26,167       433,416
   Management fees                                    15,000        15,000       275,500
   Office and sundry                                  13,580        14,262       319,298
   Printing                                           -              -            54,219
   Product liability insurance                        -              -            25,795
   Regulatory authorities and transfer agent           5,300         3,563       110,057
   Rent and operating costs                           12,376         7,200       310,317
   Shareholder information, public relations
     and advertising                                  -              -           670,100
   Shop expenses                                      -              -            50,908
   Telephone                                          -              -            79,015
   Travel and business promotion                      -              -           248,500
   Wages and benefits                                  4,500         4,500     1,263,032
   Write off leasehold improvements                   -              -            30,347
   Write off costs related to abandoned properties    -              -           472,788
   Write down other assets                            -              -           169,583
                                                  ----------    ----------    ----------
                                                      66,520       124,157     5,589,682
                                                  ----------    ----------    ----------
LOSS FOR THE PERIOD                                   66,442       122,604    $5,528,227
                                                                              ==========
DEFICIT, BEGINNING OF PERIOD                       5,461,785     5,087,621
                                                  ----------    ----------
DEFICIT, END OF PERIOD                            $5,528,227    $5,210,225
                                                  ==========    ==========
LOSS PER SHARE                                    $     0.02    $     0.10
                                                  ==========    ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      3,643,700     1,189,087
                                                  ==========    ==========

                       FEDORA INDUSTRIES INC.
                    (A DEVELOPMENT STAGE COMPANY)


           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                           JUNE 30, 1999
                   (STATED IN CANADIAN DOLLARS)
                (UNAUDITED - SEE NOTICE TO READER)


                                           SHARES        AMOUNT       DEFICIT        TOTAL
                                         ----------    ----------   -----------    ---------
BALANCE DECEMBER 31, 1997                 1,139,087    $5,098,937   $(5,087,621)   $  11,316

ISSUE OF SPECIAL WARRANTS                 1,775,000       279,563                    279,563

EXERCISE OF SPECIAL WARRANTS               (200,000)      (31,500)                   (31,500)

ISSUE OF SHARES ON EXERCISE OF
  SPECIAL WARRANTS                          200,000        31,500                     31,500

NET LOSS                                                               (122,604)    (122,604)
                                         ----------    ----------   -----------    ---------
BALANCE JUNE 30, 1998                     2,914,087    $5,378,500   $(5,210,225)   $ 168,275
                                         ==========    ==========   ===========    =========
BALANCE DECEMBER 31, 1998                 3,614,087    $5,483,500   $(5,461,785)   $  21,715

EXERCISE OF STOCK OPTIONS                    32,000         5,120                      5,120

EXERCISE OF WARRANTS                         20,000         3,600                      3,600

EXERCISE OF SPECIAL WARRANTS             (1,575,000)     (248,063)                  (248,063)

ISSUE OF SHARES ON EXERCISE OF
  SPECIAL WARRANTS                        1,575,000       248,063                    248,063

NET LOSS                                                                (66,442)     (66,442)
                                         ----------    ----------   -----------    ---------
BALANCE JUNE 30, 1999                     3,666,087    $5,492,220   $(5,528,227)   $  36,007
                                         ==========    ==========   ===========    =========


                       FEDORA INDUSTRIES INC.
             (FORMERLY SPECIALTY MEDICAL PRODUCTS INC.)
                    (A DEVELOPMENT STAGE COMPANY)


                  CONSOLIDATED STATEMENT OF CASH FLOWS
                     (STATED IN CANADIAN DOLLARS)



                                                                                       INCEPTION
                                                                                       JANUARY 22,
                                                               SIX MONTHS ENDED          1987 TO
                                                                    JUNE 30              June 30
                                                               1999         1998          1999
                                                             --------    ---------    -----------
CASH FLOWS >FROM OPERATING ACTIVITIES
   From operations
      Loss for the period                                    $(66,442)   $(122,604)   $(5,528,227)
      Add non-cash items
         Depreciation and amortization                            200       48,200        494,789
         Write off leasehold improvements                         -           -            30,347
         Write off costs related to abandoned properties          -           -           472,788
         Write down other assets                                  -           -           169,583
                                                             --------    ---------    -----------
                                                              (66,242)     (74,404)    (4,360,720)
                                                             --------    ---------    -----------
      Changes in non-cash working capital (increase)
         decrease in accounts receivable                       (1,742)      (1,942)        (1,742)
         (Increase) decrease in prepaid expense                 6,420       (2,909)        (2,675)
         Increase (decrease) in accounts payable               39,574      (70,595)        41,106
                                                             --------    ---------    -----------
                                                               44,252     (152,446)        36,689
                                                             --------    ---------    -----------
      Cash flows from operating activities                    (21,990)    (226,850)    (4,324,031)
                                                             --------    ---------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Non-current assets of subsidiary company acquired              -           -           (36,434)
   Mineral property                                               -           -           (68,785)
   Exploration expenditures                                       -           -          (404,003)
   Fixed assets                                                   -           -          (383,078)
   Other assets                                                   -         (2,154)      (640,636)
                                                             --------    ---------    -----------
   Cash flows from investing activities                           -         (2,154)    (1,532,936)
                                                             --------    ---------    -----------
CASH FLOWS >FROM FINANCING ACTIVITIES
   Proceeds on disposal of fixed assets and
     product rights                                               -           -           364,910
   Issue of shares and special warrants for cash                8,720      279,563      5,492,220
   Increase in loans payable                                   50,000      (77,000)        50,000
                                                             --------    ---------    -----------
   Cash flows from financing activities                        58,720      202,563      5,907,130
                                                             --------    ---------    -----------
NET INCREASE (DECREASE) IN CASH                                36,730       50,559         50,163

CASH, BEGINNING OF PERIOD                                      13,433          467           -
                                                             --------    ---------    -----------
CASH, END OF PERIOD                                          $ 50,163    $  51,026    $    50,163
                                                             ========    =========    ===========


                            FEDORA INDUSTRIES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1999
                         (STATED IN CANADIAN DOLLARS)
                       (UNAUDITED--SEE NOTICE TO READER)

1.   a)   NATURE OF OPERATIONS

          Development Stage Activities

          The Company, through its wholly owned U.S. subsidiary Safety-Ject intends to develop, manufacture and market disposable medical devices designed to protect health care professionals from the risk of needlestick injuries. There have been no commercial sales of the products to date.

     b)   SIGNIFICANT ACCOUNTING POLICIES

          i)   Consolidation

               These financial statements include the accounts of the Company and its wholly owned U.S. subsidiary Safety-Ject.

          ii)  Depreciation and Amortization

               Office furniture and equipment - straight line over 7 years
               Product rights                 - straight line over 7 years
               Patents                        - straight line over 17 1/2 years

          iii) Non-Monetary Transactions

               Shares of common stock of the Company issued for non-monetary consideration are valued at the quoted market price per share at the close of trading on the date of completion of the transaction except for those circumstances where, in the opinion of the Company and due to the nature of the transaction, the trading price does not fairly represent the value of the transaction. In such circumstances, the value of the shares is determined based on the estimated fair value of the consideration received.

          iv)  Foreign Currency Translation

               Transactions recorded in United States dollars have been translated into Canadian dollars using the Temporal Method as follows:

               i) Monetary items at the rate prevailing at the balance sheet date

               ii)  Non-monetary items at the historical exchange rate

               iii) Revenue and expense at the average rate in effect during the applicable accounting period.

     b)   SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Gain or losses arising on translation are included in the results of operations.

          i)   Loss Per Share

               Loss per share is based on the weighted average number of common shares outstanding during the year. Common stock equivalents and contingent issuances are not included in the computation as they are antidilutive.

          ii)  Basis of Presentation

               These financial statements are prepared in accordance with accounting principles generally accepted in Canada. Had they been prepared in accordance with accounting principles generally accepted in the United States no significant difference in the measurement of income, results of operation or shareholders' equity would have resulted.

2.   FIXED ASSETS


                                           1999                        1998
                             ------------------------------------    --------
                                       ACCUMULATED       NET BOOK    NET BOOK
                             COST      DEPRECIATION        VALUE       VALUE
                             ----      ------------      --------    ---------
Office furniture and
  equipment                $  4,210     $  3,692          $  518      $  918
                           ========     ========          ======      ======

3.   OTHER ASSETS


                                          1999                        1998
                        ----------------------------------------    --------
                        WRITTEN DOWN    ACCUMULATED     NET BOOK    NET BOOK
                           VALUE        DEPRECIATION      VALUE       VALUE
                        ------------    ------------    --------    ---------
Patents and product
  rights                 $ 390,081      $ 390,080       $    1      $ 227,617
                        ============    ============    ========    =========

4.   LOANS PAYABLE

     Loans in the amount of $50,000 bear interest at the rate of 18% per annum and are to be repaid on September 29, 1999.

5.   SHARE CAPITAL

     a)   Authorized

          100,000,000 common shares without par value

     b) Of the Company's issued and outstanding shares 5,625 are held in escrow, their release being subject to the approval of the regulatory authorities.

     c) As at June 30, 1999 there were outstanding incentive stock options for the purchase of up to 101,000 shares at $0.16 per share to October 2, 2003 and 193,000 shares at $0.29 per share to April 8, 2004.

     d) As at June 30, 1999 there were outstanding warrants for the purchase of up to 1,755,000 shares at $0.18 per share to March 25, 2000.

6.   SPECIAL WARRANTS

     As at June 30, 1999 the Company has issued 700,000 special warrants at $0.15 per special warrant. Each special warrant entitles the holder to receive one unit, with each unit consisting of one common share and one non-transferable share purchase warrant, entitling the holder to purchase an additional common share at $0.15 to October 30, 1999 or at $0.17 per share to October 30, 2000.

7.   RELATED PARTY TRANSACTIONS

     a) During the period ended June 30, 1999 the Company incurred $36,000 (1998 - $34,500) to companies controlled by a director for office rent, telephone, management, secretarial and miscellaneous office supplies.

     b)   The loans payable described in note 4 are due to related parties.

8.   INCOME TAXES

     As at June 30, 1999 the amount of exploration expenditures incurred by the Company exceeds the amount available for income tax purposes by $299,500.

                            FEDORA INDUSTRIES INC.
                                  SCHEDULE "J"

ACCOUNTS PAYABLE:

Loans Payable:


     Ubex Capital Inc.                 $ 25,000.00
     Monaco Investment Corp.             25,000.00

Legal                                  $  9,338.10

Accounting                             $  5,269.75

Miscellaneous                          $ 15,789.61


TOTAL PAYABLES:                        $ 80,397.46


                            FEDORA INDUSTRIES INC.

                                 SCHEDULE "K"


The following outlines any contracts, commitments, and/or agreements of
Fedora:

1.  Stock option and share purchase warrants as outlined in Schedule 6;

2. Management Services Agreement with Ubex Capital Inc. whereby Ubex is paid $2,500 per month plus GST on a month by month basis;

3. Management Services Agreement with Chesa Management Co. Ltd. whereby Chesa is paid $300 per month plus GST on a month by month basis;

4. Office Services Agreement with Senate Capital Group Inc. whereby Senate is paid $1700 per month plus GST for office rent; and $1800 per month plus GST for office services, computers, supplies etc.

                            FEDORA INDUSTRIES INC.

                                 SCHEDULE "L"

The following lists any salaries, bonuses or reimbursements to each officer, director, employee or agent of Fedora Industries Inc.

1.  Ubex Capital Inc. has received $2,500 per month for over three years; and

2. Chesa Management Co. Ltd. has received $300 per month for over three years.

3. Reimbursements relating only to out-of-pocket expenses which have been verified.

See also Schedule "K"